EXTENSION AGREEMENT TO EXCLUSIVE WORLDWIDE DISTRIBUTION AGREEMENT

THIS EXTENSION AGREEMENT TO THE EXCLUSIVE WORLDWIDE DISTRIBUTION AGREEMENT (the Agreement) is made this 31st day of December, 2008

BETWEEN:

WATERGEEKS LABORATORIES INC., a company duly incorporated under the laws of Canada and having its Head Office located at 300-2130 Leckie Place, Kelowna, British Columbia.

(the “ Company”)

-and-

FRESHWATER TECHNOLOGIES INC., a company duly incorporated under the laws of the State of Nevada and having its head office located at 30 Denver Crescent, Suite 200, Toronto, Ontario.

(the “ Distributor”)

RECITALS:

1.	Both parties wish to enter into an extension of the Exclusive World Wide Distribution Agreement

Signed on October 9, 2008 in order to provide sufficient time to complete the Due Diligence Period as described in Article 5 of the agreement whose closing date was January 4, 2009.

2.	The extension is intended only to establish a new closing date allowing sufficient time to complete the due diligence process. All other Articles of the agreement to remain unchanged.

ARTICLE 1 ESTABLISHMENT OF NEW CLOSING DATE

The Company and the Distributor agree to a revised closing date on or before FEBRUARY 15, 2009 to permit the Distributor to complete the required due diligence process with the Company to provide the Due Diligence Materials described in Articles 5.1 and 5.2 of the October 9, 2008 Exclusive Distribution Agreement.

Both parties agree that all other articles of the October 9, 2008 Agreement will remain unaltered and in full force as provided in that agreement.

IN WITNESS WHEREOF the Parties have executed this Extension Agreement as of the Effective Date set forth above.

WATERGEEKS LABORATORIES INC.	FRESHWATER TECHNOLOGIES INC.
By: /s/ Brent Meikle	By: Max Weissengruber
Name: BRENT MEIKLE	Name: MAX WEISSENGRUBER
Title: PRESIDENT	Title: PRESIDENT & CEO